The Great Bagel and Coffee Company





                            STOCK PURCHASE AGREEMENT





                           Dated as of March 29, 1996









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                                TABLE OF CONTENTS


ARTICLE I.  PURCHASE AND SALE OF SHARES
         1.01.    Plan; Purchase and Sale of the Shares
         1.02.    Consideration
         1.03.    Closing
         1.04.    Deliveries at Closing
         1.05.    Actions Subsequent to Closing

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE GB&C ENTITIES
                           AND THE STOCKHOLDERS
         2.01.    Organization and Corporate Power
         2.02.    Capitalization
         2.03.    Authority of each GB&C Entity and each Stockholder
         2.04.    Ownership of Capital Stock; Related Rights
         2.05.    Investment Representations
         2.06.    Real and Personal Property
         2.07.    Financial Statements
         2.08.    Taxes
         2.09.    Collectibility of Accounts Receivable
         2.10.    Inventories
         2.11.    Absence of Certain Developments
         2.12.    Intellectual Property
         2.13.    Contracts
         2.14.    Litigation
         2.15.    Insurance
         2.16.    Warranty or Other Claims
         2.17.    Finder's Fee
         2.18.    Transactions with Interested Persons
         2.19.    Permits; Compliance with Laws
         2.20.    Environmental Compliance
         2.21.    Disclosure
         2.22.    Employees; Labor Matters
         2.23.    Customers, Distributors and Suppliers
         2.24.    Banking Relations
         2.25.    Powers of Attorney
         2.26.    Corporate Records;Copies of Documents
         2.27.    Employee Benefit Programs
         2.28.    List of Directors and Officers
         2.29.    Non-Foreign Status
         2.30.    Transfer of Shares
         2.31.    Attributes Regarding Pooling Accounting
         2.32.    Definition of the GB&C Entities' Knowledge

                                        i

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         2.33.    Stockholder Personal Guaranties

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         3.01.    Organization
         3.02.    Certificate of Incorporation and By-Laws
         3.03.    Capitalization
         3.04.    Authority Relative to this Agreement
         3.05.    Consents and Approvals; No Violations
         3.06.    SEC Reports
         3.07.    Absence of Certain Changes
         3.08.    Brokers
         3.09.    DAKA Common Stock
         3.10.    Definition of the Company's Knowledge
         3.11.    Disclosure
         3.12.    No Investment Company
         3.13.    Tax Representations

ARTICLE IV  COVENANTS OF THE GB&C ENTITIES AND THE STOCKHOLDERS
         4.01. Conduct of Respective Businesses of the GB&C Entities Pending the Transactions Contemplated Hereby
         4.02.    Sale of Shares; Acquisition Proposals
         4.03.    Breach of Representations and Warranties
         4.04.    Confidentiality
         4.05.    Further Action; Reasonable Best Efforts
         4.06.    Access
         4.07.    Financial Information
         4.08.    General Release
         4.09.    Affiliates of the GB&C Entities

ARTICLE V.  COVENANTS OF THE COMPANY
         5.01.    Consents and Approvals
         5.02.    Confidentiality

ARTICLE VI.  CONDITIONS
         6.01.    Conditions to the Obligations of the Company
         6.02.    Conditions to the Obligations of the Stockholders

ARTICLE VII.  TERMINATION OF AGREEMENT
         7.01.    Termination
         7.02.    Effect of Termination
         7.03.    Right to Proceed

                                       ii

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ARTICLE VIII.  SURVIVAL; INDEMNIFICATION
         8.01.    Survival of Representations, Warranties, Etc
         8.02.    Indemnification by the Stockholders
         8.03.    Limitations on Indemnification by Stockholders
         8.04.    Indemnification by the Company
         8.05.    Limitations on Indemnification by the Company
         8.06.    Notice; Defense of Claims
         8.07.    Indemnification by the GB&C Entities

ARTICLE IX.  REGISTRATION RIGHTS
         9.01.    Definitions
         9.02.    Resale Registration
         9.03.    Registration Procedures
         9.04.    Registration Expenses
         9.05.    Indemnification and Contribution
         9.06.    Restrictions on Sale
         9.07.    Transfer of Registration Rights

ARTICLE X.  NON-COMPETITION AGREEMENT
         10.01.            Non-Competition Agreement

ARTICLE XI.  MISCELLANEOUS
         11.01.            Fees and Expenses
         11.02.            Accounting Matters and Tax Returns
         11.03.            Governing Law
         11.04.            Notices
         11.05.            Entire Agreement
         11.06.            Assignability
         11.07.            Captions and Gender
         11.08.            Execution in Counterparts
         11.09.            Amendments; Waivers
         11.10.            Publicity and Disclosures
         11.11.            Specific Performance
         11.12.            Severability


                                       iii

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                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made as of this ___ day of March, 1996, by and among DAKA International, Inc., a Delaware corporation (the "Company" or "DAKA"), The Great Bagel and Coffee Franchising Corp., a Delaware corporation ("GB&C1"), GBC Credit Company, a Nevada corporation ("GB&C2"), Gemini Production Facility, Inc. an Arizona corporation ("GB&C3"), The Great Bagel and Coffee Company, an Arizona corporation ("GB&C4"), Mark C. Gordon, Brian H. Loeb, Jason R. Olivier, Michael F. Zerbib, Nicholas D. Zerbib, and Thierry E. Zerbib. GB&C1, GB&C2, GB&C3 and GB&C4 are referred to herein individually as a "GB&C Entity" and collectively as the "GB&C Entities." Mark C. Gordon, Brian H. Loeb, Jason R. Olivier, Michael F. Zerbib, Nicholas D. Zerbib and Thierry E. Zerbib are referred to herein individually as a "Stockholder" and collectively as the "Stockholders."


                               W I T N E S S E T H

         WHEREAS, Mark C. Gordon is the record and beneficial owner of 0.98 of a share of the common stock, no par value per share, of GB&C1, 0.98 of a share of the common stock, no par value per share, of GB&C2, 0.98 of a share of the common stock, no par value per share, of GB&C3, and 1.96 shares of the common stock, no par value per share, of GB&C4; and

         WHEREAS, Brian H. Loeb is the record and beneficial owner of 12.005 shares of the common stock, no par value per share, of GB&C1, 12.005 shares of the common stock, no par value per share, of GB&C2, 12.005 shares of the common stock, no par value per share, of GB&C3, and 24.01 shares of the common stock, no par value per share, of GB&C4; and

         WHEREAS, Jason R. Olivier is the record and beneficial owner of 51 shares of the common stock, no par value per share, of GB&C1, 51 shares of the common stock, no par value per share, of GB&C2, 51 shares of the common stock, no par value per share, of GB&C3, and 102 shares of the common stock, no par value per share, of GB&C4; and

         WHEREAS, Michael F. Zerbib is the record and beneficial owner of 12.005 shares of the common stock, no par value per share, of GB&C1, 12.005 shares of the common stock, no par value per share, of GB&C2, 12.005 shares of the common stock, no par value per share, of GB&C3, and 24.01 shares of the common stock, no par value per share, of GB&C4; and

         WHEREAS,  Nicholas  D.  Zerbib is the  record and  beneficial  owner of
12.005 shares of the common stock, no par value per share, of GB&C1, 12.005 shares of the common stock, no par value per share, of GB&C2, 12.005 shares of the common stock, no par value per share, of GB&C3, and 24.01 shares of the common stock, no par value per share, of GB&C4; and

         WHEREAS, Thierry E. Zerbib is the record and beneficial owner of 12.005 shares of the common stock, no par value per share, of GB&C1, 12.005 shares of the common stock, no

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par value per share,  of GB&C2,  12.005 shares of the common stock, no par value per share, of GB&C3, and 24.01 shares of the common stock, no par value per share, of GB&C4; and

         WHEREAS, the Stockholders collectively own all of the issued and outstanding capital stock of all of the GB&C Entities (the "Shares"); and

         WHEREAS, the Stockholders desire to transfer to DAKA all of the Shares in exchange for shares of the common stock, par value $.01 per share, of DAKA (the "DAKA Common Stock") to be issued to the Stockholders by DAKA and DAKA desires to acquire from the Stockholders all of the Shares in exchange for such shares of DAKA Common Stock in an arrangement (i) that will qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) that will be accounted for as a pooling of interests, whereby, after giving effect to such transactions, DAKA will own beneficially and of record the Shares, on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I.  PURCHASE AND SALE OF SHARES.

         1.01.  Plan;  Purchase  and Sale of the  Shares.

         The Company and the Stockholders hereby adopt plans of reorganization pursuant to the provisions of Section 368(a)(1)(B) with respect to each of the GB&C Entities. The terms and conditions governing these plans of reorganization are hereinafter set forth. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company hereby agrees to purchase from the Stockholders, and the Stockholders hereby agree to sell and deliver to the Company, at the Closing (as hereinafter defined in Section 1.03 hereof), the Shares free and clear of any and all liens, claims, options, charges, encumbrances or rights of any nature ("Claims").

         1.02.  Consideration.

         Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants set forth herein, and in consideration of the sale and delivery by the Stockholders of the Shares, the Company hereby agrees to issue to the Stockholders for the Shares an aggregate number of shares of DAKA Common Stock calculated by dividing (i) $7,871,736, by
(ii) the Closing Price, with each Stockholder receiving the percentage of shares of DAKA Common Stock set forth next to such Stockholder's name on Schedule 1.02 attached hereto. For purposes of this Agreement, the term "Closing Price" shall mean the average per share closing sale price of DAKA Common Stock as reported on the Nasdaq National Market over the thirty (30) trading days immediately preceding the third trading day prior to the Closing Date. No fractional shares will be issued by the Company to the Stockholders. Instead, the total number of shares of DAKA Common Stock to be issued to each Stockholder (regardless of whether such Stockholder's Shares are represented by a single or multiple certificates) will be rounded up or down to the nearest number of whole shares of DAKA Common Stock (or in the case of .5, to the next higher whole number). Reference is made to the representations and warranties of the Stockholders set forth in Section 2.05 hereof, including, without limitation, the acknowledgment and understanding that (a) the DAKA Common Stock to be issued to the Stockholders hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, (b) the DAKA Common Stock to be issued to the Stockholders hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless such transfer or disposition does not require registration under said laws, and (c) the Company will place a restrictive legend to the foregoing effect on the certificate(s) representing the DAKA Common Stock to be issued to the Stockholders hereunder. At the written request of the Stockholders furnished not later than 30 days following the Closing Date, the Company shall allocate the aggregate number of shares of DAKA Common Stock among each of the GB&C Entities, based on the relative fair market values of each of the GB&C Entities (as determined by the Stockholders (it being acknowledged that the Company has not participated in the determination of such relative value)), and issue replacement certificates to each of the Stockholders; it being the intent of each Stockholder, if written request is made therefor, to receive the consideration set forth in this Section 1.02 based on the relative value of each of the GB&C Entities.

         1.03. Closing.

         The sale and delivery and the purchase and acceptance of the Shares (the "Closing") shall take place at the offices of the Company not later than five days after the day on which all of the conditions to Closing set forth in
Article VI (other than conditions to be satisfied at the Closing which shall be satisfied or waived as of the Closing) have been satisfied or waived in accordance with the terms hereof, such day being referred to herein as the Closing Date. Notwithstanding anything in Section 7.01 to the contrary, in the event all conditions to Closing have been satisfied or waived on or prior to the applicable termination date specified therein, then neither party shall be entitled to exercise its right of termination as contemplated therein by reason of the fact that this Section 1.03 contemplates that the Closing shall occur five days after satisfaction or waiver of all such conditions, such provision being included for the convenience of the parties and their counsel in connection with the Closing.

         1.04. Deliveries at Closing.

         At the Closing, (a) each Stockholder shall deliver a certificate or certificates representing all Shares owned beneficially and of record by such Stockholder, together with stock powers (or the equivalent) duly executed in blank and such other documents as may be required to transfer to the Company good and valid title to such Shares free and clear of all Claims, (b) DAKA shall deliver to each Stockholder a certificate or certificates representing the appropriate number of shares of DAKA Common Stock bearing the legend provided in
Section 2.05(d) hereof issued in the name of such Stockholder, (c) each Stockholder shall deliver the instruments provided by Sections 4.08 and 4.09 hereof and(d) each Stockholder shall resign any office such Stockholder holds as a director and/or officer of any GB&C Entity effective as of the Closing Date. All transfer, excise or similar taxes arising out of the sale or delivery of the Shares to the Company shall be paid by the Stockholders.


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         1.05. Actions  Subsequent to Closing.

         The Stockholders and the Company after the Closing, and without further consideration, shall from time to time execute and deliver or cause to be executed and delivered such further instruments of transfer, assignments, consents or documents as may be reasonably necessary or appropriate to carry out the intent and purposes hereof.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE GB&C ENTITIES
                  AND THE STOCKHOLDERS

         In order to induce the Company to enter into this Agreement, the Stockholders, jointly and severally, make to the Company the representations and warranties contained in this Article II, except that the representations and warranties in Sections 2.03(b) and 2.04 are made severally by each Stockholder as to himself.

         2.01.    Organization and Corporate Power.

                  (a) GB&C1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required. GB&C has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of GB&C1, as amended to date, which have been furnished to counsel for the Company by GB&C1, are correct and complete at the date hereof. GB&C1 is not in violation of any term of its Certificate of Incorporation or By-laws, or in violation of any term of any material agreement, instrument, judgment, decree, order, or, except as reflected in schedules furnished to the Company hereunder as of the date hereof, any statute, rule or government regulation applicable to GB&C1.

                  (b) GB&C2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required. GB&C2 has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of GB&C2, as amended to date, which have been furnished to counsel for the Company by GB&C2, are correct and complete at the date hereof. GB&C2 is not in violation of any term of its Certificate of Incorporation or By-Laws, or in violation of any term of any material agreement, instrument, judgment, decree, order, or, except as reflected in schedules furnished to the Company hereunder as of the date hereof, any statute, rule or government regulation applicable to GB&C2.

                   (c) GB&C3 is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required. GB&C3 has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of GB&C3, as amended to date, which have been furnished to counsel for the Company by GB&C3, are correct and complete at the date hereof. GB&C3 is not in violation of any term of its Certificate of Incorporation or By-Laws, or in violation of any term of any material agreement, instrument, judgment, decree, order, or, except as reflected in schedules furnished to the Company hereunder as of the date hereof, any statute, rule or government regulation applicable to GB&C3.

                  (d) GB&C4 is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required. GB&C4 has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of GB&C4, as amended to date, which have been furnished to counsel for the Company by GB&C4, are correct and complete at the date hereof. GB&C4 is not in violation of any term of its Certificate of Incorporation or By-Laws, or in violation of any term of any material agreement, instrument, judgment, decree, order, or, except as reflected in schedules furnished to the Company hereunder as of the date hereof, any statute, rule or government regulation applicable to GB&C4.

         2.02.  Capitalization.

         The authorized and issued capital stock of each of the GB&C Entities are as set forth in Schedule 2.02(a) hereto. All of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. The Shares are held of record and beneficially by the Stockholders in the amounts indicated in Schedule 2.02(b) hereto, free and clear of any Claims. Except as set forth on Schedule 2.02(a) or Schedule 2.02(b), no Stockholder is the record or beneficial owner of any capital stock, partnership interest, shares of beneficial interest or other similar interest in any GB&C Entity. Except as provided above or in said Schedule 2.02(a), (i) there are no outstanding subscriptions, options, warrants, commitments, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of any of the GB&C Entities; (ii) no person has any preemptive right, right of first refusal or similar right to acquire the Shares, any other shares of capital stock of any of the GB&C Entities in connection with the transactions contemplated by this Agreement or otherwise; (iii) there are no restrictions on the transfer of any shares of capital stock of any of the GB&C Entities, other than those imposed by relevant state and federal securities laws; (iv) no person has any right to cause any of the GB&C Entities to effect the registration under the Securities Act of 1933, as amended, of any shares of its capital stock or any other securities (including debt securities); (v) none of the GB&C Entities has an obligation to purchase, redeem or otherwise acquire any of its equity securities or any interests therein, or to pay any dividend or make any other distribution in respect thereto; (vi) there are no voting trusts, stockholders' agreements, or proxies relating to any securities of any of the GB&C Entities and (vii) none of the GB&C Entities owns or has any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind.

         2.03.    Authority of each GB&C Entity and each Stockholder.

                  (a) Each of the GB&C Entities has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the GB&C Entities of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of each of the GB&C Entities and the Stockholders and no other corporate action on the part of any of the GB&C Entities or the Stockholders is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by any of the GB&C Entities pursuant to or as contemplated by this Agreement constitute, or will when executed and delivered constitute, valid and binding obligations of each of the GB&C Entities, enforceable in accordance with their respective terms. Except as reflected in schedules furnished to the Company hereunder as of the date hereof, the execution, delivery and performance by each of the GB&C Entities of this Agreement and each such other agreement, document and instrument:

(i) do not and will not violate any provision of the charter or by-laws of any of the GB&C Entities;

(ii) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to any of the GB&C Entities or require any of the GB&C Entities to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

(iii)do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which any of the GB&C Entities is a party or by which the property of any of the GB&C Entities is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of any of the GB&C Entities.

                  (b) Each Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by him pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by such Stockholder pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Stockholder, enforceable in accordance with their respective terms. Except as reflected in schedules furnished to the Company hereunder, the execution, delivery and performance by such Stockholder of this Agreement and each such agreement, document and instrument:

(i) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to such Stockholder or such Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

(ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of any of the GB&C Entities.

         2.04.    Ownership of Capital Stock; Related Rights.

                  (a) Each Stockholder owns beneficially and of record all of the Shares set forth opposite such Stockholder's name on Schedule 2.02(b) hereto. Upon delivery to the Company at the Closing of the certificates representing the Shares duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the consideration therefor described in Article I hereof, good and valid title to the Shares shall be transferred to the Company, free and clear of any and all Claims.

                   (b) Except as set forth in Schedule 2.04, no Stockholder has any outstanding subscriptions, options, warrants, commitments, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the GB&C Entities. No Stockholder has any preemptive right, right of first refusal or similar right to acquire the Shares or any other shares of capital stock of the GB&C Entities in connection with the transactions contemplated by this Agreement or otherwise. Except as set forth in Schedule 2.04, there are no restrictions on the transfer of the Shares by any Stockholder, other than those imposed by relevant state and federal securities laws, the GB&C Entities have no obligation to purchase, redeem or otherwise acquire any of the Shares or to pay any dividend or make any other distribution in respect thereto and there are no voting trusts or proxies binding upon any Stockholder relating to any of the Shares.

         2.05.    Investment Representations.

                  (a) Each Stockholder is acquiring the shares of DAKA Common Stock to be issued to such Stockholder hereunder in exchange for such Stockholder's Shares for such Stockholder's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, in violation of the Securities Act or any rule or regulation thereunder, as amended from time to time.

                  (b) No Stockholder (i) is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, required to register as such under such Act.

                  (c) Each Stockholder (i) has carefully reviewed the Company SEC Reports (as defined in Section 3.06 hereof) provided by the Company; (ii) has requested and received such other information, as it has deemed relevant, regarding the Company for purposes of evaluating its acquisition of the DAKA Common Stock to be issued to the Stockholders hereunder; (iii) is aware of the risks associated with an investment in the DAKA Common Stock; and (iv) has not received any form of general solicitation or advertising in connection with his or her or its decision to acquire the DAKA Common Stock to be issued to the Stockholders hereunder. No Stockholder has relied in any way on any information with respect to the DAKA Common Stock or the Company generally other than the representations of the Company contained herein or materials furnished by the Company in writing in connection herewith.

                  (d) Each Stockholder acknowledges and understands that (i) the DAKA Common Stock to be issued to the Stockholders hereunder has not been registered under the Securities Act, or any state securities laws; (ii) the DAKA Common Stock to be issued to the Stockholders hereunder will be subject to transfer restrictions under the Securities Act and applicable state securities laws and may not be transferred unless (x) it is subsequently registered under the Securities Act and applicable state securities laws or (y) such transfer or disposition does not require registration under said laws; and (iii) the Company will place a restrictive legend on the certificate(s) representing the DAKA Common Stock to be issued to the Stockholders hereunder, containing the following language:

"The shares  represented by this  Certificate  were issued without  registration under the Securities Act of 1933, as amended (the "Act") and without registration under applicable state securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these shares or any interest therein may be made except pursuant to effective registration statements under said laws unless such transfer or disposition does not require registration under said laws."

                  (e) Each Stockholder (i) is able to bear the economic risks of the acquisition of shares of DAKA Common Stock hereunder and has adequate means of providing for current needs and possible contingencies; (ii) either alone or with his or her or its advisors has had the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the acquisition of DAKA Common Stock in exchange for the Shares, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith which the Company possesses or can acquire without unreasonable effort or expense; and (iii) together with his or her or its advisors, if any, has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of this acquisition of DAKA Common Stock in exchange for the Shares, and of making an informed investment decision, and has relied solely upon the advice of his or her or its own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding such acquisition.

         2.06.    Real and Personal Property.

                  (a) Real Property. The GB&C Entities own no real property. All of the real property leased by the GB&C Entities is identified on Schedule 2.06(a) (herein referred to as the "Leased Real Property")

(i) Status of Leases. All leases of Leased Real Property are ---------------- identified on Schedule 2.06(a), and true and complete copies thereof have been delivered to the Company. Each of said leases has been duly authorized and executed by the respective GB&C Entity and is in full force and effect. Except as set forth in Schedule 2.06(a), none of the GB&C Entities is in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. Except as set forth in Schedule 2.06(a), to the GB&C Entities's knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

(ii) Consents. Except as set forth in Schedule 2.06(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the GB&C Entities or the Stockholders will use their best efforts to obtain or complete them before the Closing.

(iii)Condition of Leased Real Property. Except as set forth in --------------------------------- Schedule 2.06(a), to the GB&C Entities'
     knowledge, there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Leased Real Property, including without limitation, structural elements, mechanical systems, loading areas, and to the GB&C Entities' knowledge, all such buildings and improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Access to the Leased Real Property is by a public way or public street.

(iv) Compliance with the Law. None of the GB&C Entities ----------------------- has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Leased Real Property that has not been heretofore corrected and no such violation exists which could have an adverse affect on the operation or value of any Leased Real Property. All improvements located on or constituting part of the Leased Real Property and their use and operation by the GB&C Entities were and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, expect as set forth in Schedule 2.06(a). No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Leased Real Property or its use or operations. None of the GB&C Entities has received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

                   (b) Personal Property. A complete description of the material machinery and equipment of the GB&C Entities is contained in Schedule 2.06(b) hereto. Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), each of the GB&C Entities has good and marketable title to all of its personal property. Except as set forth in
Schedule 2.06(b) none of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of each of the GB&C Entities. Except as otherwise specified in Schedule 2.06(b) hereto, all leasehold improvements, furnishings, machinery and equipment of each of the GB&C Entities are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order (ordinary wear and tear excepted).

         2.07.    Financial Statements.

                  (a) The GB&C Entities have delivered to the Company the following financial statements, copies of which are attached hereto as Schedule 2.07:

(i) Consolidated balance sheet of the GB&C Entities as at February 29, 1996 and related statements of income, retained earnings and cash flows for the two
     (2) month period then ended (such base balance sheet as referred to herein as the "Base Balance Sheet");

(ii) Separate balance sheets of the GB&C Entities as at February 29, 1996 and related statements of income for the two (2) month period then ended;

(iii)Consolidated balance sheet as at December 31, 1995 and related income statement of the GB&C Entities for the fiscal year then ended;

(iv) Separate balance sheets as at December 31, 1995 and related income statements for each of the GB&C Entities for the fiscal year then ended;

(v) Balance sheet as at December 31, 1994 and statement of operations and retained earnings for the fiscal year then ended for GB&C4;

(vi) Balance sheet as at December 31, 1994 and statement of operations and retained earnings and statement of cash flows for the period from February 9, 1994 through December 31, 1994 for GB&C1.

         Said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the GB&C Entities at the dates of said statements and the results of their operations for the periods covered thereby.

                   (b) As of the date of the Base Balance Sheet, none of the GB&C Entities had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the GB&C Entities or the conduct of their business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to the Company hereunder as of the date hereof.

                  (c) As of the date hereof and as of the Closing, none of the GB&C Entities has had and will have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the GB&C Entities or the conduct of their business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to the Company hereunder on the date hereof, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business of any GB&C Entity.

         2.08.    Taxes.

                  (a) The GB&C Entities have paid or caused to be paid all federal, state, local, municipal, foreign, and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof, whether disputed or not.

                  (b) The GB&C Entities have in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by them through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the GB&C Entities after 1992 is set forth in Schedule 2.08 attached hereto. For every taxable period of each of the GB&C Entities ended on or after December 31, 1992, the GB&C Entities have delivered to the Company complete and correct copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the GB&C Entities. Schedule 2.08 attached hereto sets forth all federal tax elections under the Internal Revenue Code of 1986, as amended (the "Code"), that are in effect with respect to each of the GB&C Entities or for which an application by the GB&C Entities is pending.

                   (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of the GB&C Entities or the Stockholders, threatening to assert against any GB&C Entity any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the GB&C Entities do not file reports and returns that any of the GB&C Entities is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any of the GB&C Entities that arose in connection with any failure (or alleged failure) to pay any Tax. None of the GB&C Entities has not entered into a closing agreement pursuant to Section 7121 of the Code.

                  (d) Except as set forth in Schedule 2.08 attached hereto, there has not been any audit of any tax return filed by any of the GB&C Entities, no audit of any tax return of any of the GB&C Entities is in progress, and none of the GB&C Entities has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.08, no extension of time with respect to any date on which a tax return was or is to be filed by any of the GB&C Entities is in force, and no waiver or agreement by any of the GB&C Entities is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) None of the GB&C Entities has ever consented to have the provisions of Section 341(f)(2) of the Code applied to it. None of the GB&C Entities has agreed to, and none of the GB&C Entities has been requested by any governmental authority to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. None of the GB&C Entities has ever made any payments, or is obligated to make any payments, or is a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under Section 280G of the Code. Each of the GB&C Entities has disclosed on its federal income tax returns all positions taken therein that could give rise to a penalty for underpayment of federal Tax under Section 6662 of the Code. None of the GB&C Entities has ever had any liability for unpaid Taxes because it is a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in
Schedule 2.08 attached hereto, the GB&C Entities are not a party to any tax sharing agreement.

                  (f) Schedule 2.08 sets forth the following information with respect to the GB&C Entities as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby): the tax basis of the GB&C Entities in their assets and liabilities and the amount of any unused and unexpired net operating loss, net capital loss, investment credit, foreign tax credit, other credit or excess charitable contribution carryforwards of the GB&C Entities;

For purposes of this Section 2.08, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         2.09.  Collectibility  of Accounts  Receivable.

         Except as set forth on Schedule 2.09 all of the accounts receivable of the GB&C Entities shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are and all the accounts receivable of the GB&C Entities existing on the Closing Date will then be valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. Except as set forth on Schedule 2.09 the GB&C Entities do not have any accounts or loans receivable from any person, firm or corporation which is affiliated with the GB&C Entities or from any director, officer, employee or Stockholder of the GB&C Entities.

         2.10. Inventories.

         Except as disclosed in Schedule 2.10, all inventory items shown on the Base Balance Sheet or existing at the date hereof are and all inventories existing on the Closing Date will then be of a quality and quantity saleable in the ordinary course of business of the Company. All inventory items disclosed on
Schedule 2.10 as exceptions pursuant to the immediately preceding sentence reflect write-downs to realizable values in the case of items which have become obsolete or unsalable through regular distribution channels in the ordinary course of the business of the GB&C Entities. The values of the inventories stated in the Base Balance Sheet and the latest balance sheet included in the unaudited financial statements reflect the normal inventory valuation policies of the GB&C Entities consistent with past practices and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments are not in excess of normal requirements and none is at a price materially in excess of current market prices. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business.

         2.11. Absence of Certain Developments.

         Except as specifically disclosed in Schedule 2.11, since the date of the Base Balance Sheet, there has not been:

                  (a) Any change in the financial condition, properties, assets, liabilities, business or operations of any of the GB&C Entities which change by itself or in conjunction with all other such changes has been materially adverse with respect to any of the GB&C Entities;

                  (b) Any contingent liability incurred by any of the GB&C Entities as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, any of the GB&C Entities;

                  (c) Except as set forth on Schedule 2.06(b), any mortgage, encumbrance or lien placed on any of the properties of any of the GB&C Entities which remains in existence on the date hereof or will remain on the Closing Date;

                  (d) Any obligation or liability of any nature incurred by any of the GB&C Entities, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of any of the GB&C Entities other than in the ordinary course of business;

                   (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of any of the GB&C Entities;

                  (g) Any declaration, setting aside or payment of any dividend by any of, or the making of any other distribution in respect of the ownership interests of any of the GB&C Entities, or any direct or indirect redemption, purchase or other acquisition by any of the GB&C Entities of its own ownership interests;

                  (h) Any labor trouble or claim of unfair labor practices involving any of the GB&C Entities; any change in the compensation payable or to become payable by any of the GB&C Entities to any of its officers, directors, employees, agents, independent contractors or stockholders other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors (subject to Section 4.01(g));

                   (i) Any change with respect to the officers or management of any of the GB&C Entities;

                  (j) Any payment (i) on account of the promissory notes described in Schedule 2.18, or (ii) (other than mandatory scheduled payments) on account of the promissory notes or other liabilities of any of the GB&C Entities set forth in Section (xii) (Promissory Notes) of Schedule 2.13;

                  (k) Any obligation or liability incurred or any payment made or item of value delivered by any of the GB&C Entities to any of their respective present or former officers, directors, stockholders, partners, or employees, or any loans or advances made by any of the GB&C Entities to any of their respective present or former officers, directors, stockholders, partners or employees, except normal compensation and expense allowances payable to officers or employees subject to Section 4.01(g);

                   (l) Any change in accounting methods or practices, used by any of the GB&C Entities;

                   (m) Any other transaction entered into by any of the GB&C Entities other than transactions in the ordinary course of business; or

                  (n) Any agreement or understanding whether in writing or otherwise, for any of the GB&C Entities or the Stockholders to take any of the actions specified in paragraphs (a) through (m) above.

         2.12.    Intellectual Property.

                   (a) Except as described in Schedule 2.12, the GB&C Entities have ownership, or unrestricted license to use, of all patents, copyrights, service works, trade dress, trade secrets, trademarks, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the GB&C Entities as presently conducted or contemplated. The GB&C Entities' rights in all of such Intellectual Property are freely transferable. Except as described in Schedule 2.12, there are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the GB&C Entities in respect thereof. The GB&C Entities have the right to use, free and clear of claims or rights of other persons, all customer lists, recipes, operating procedures, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to the ownership and operation of the business of the GB&C Entities as presently conducted or contemplated.

                  (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to any of the GB&C Entities or used or to be used by any of the GB&C Entities in their business as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of any of the GB&C Entities, are listed in Schedule 2.12. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

                  (c) All licenses or other agreements under which any of the GB&C Entities are granted rights in Intellectual Property are listed in Schedule
2.12. All said licenses or other agreements are in full force and effect, there is no material default by any GB&C Entity who is a party thereto, and to the GB&C Entities' knowledge there is no material default by any party thereto that is not a GB&C Entity, and, except as set forth on Schedule 2.12, all of any GB&C Entity's rights thereunder are freely assignable. To the knowledge of the GB&C Entities, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Company.

                  (d) All licenses or other agreements under which any of the GB&C Entities has granted rights to others in Intellectual Property owned or licensed by the GB&C Entities are listed in Schedule 2.12. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.12, all of the rights of the GB&C Entities thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Company.

                   (e) The GB&C Entities have taken all steps required in accordance with sound business practice to establish and preserve their ownership of all Intellectual Property rights with respect to their products, services and concepts. Except as described in Schedule 2.12(e), the GB&C Entities have no knowledge of any infringement by others of any Intellectual Property rights of the GB&C Entities.

                  (f) The present and contemplated business, activities and products of the GB&C Entities do not infringe any Intellectual Property of any other person. No proceeding charging the GB&C Entities with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the knowledge of the GB&C Entities, there exists no unexpired trademark or service mark or related application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the GB&C Entities. The GB&C Entities were not made and are not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of the GB&C Entities. Except as set forth in Schedule 2.12, the GB&C Entities do not have, and, to the knowledge of the GB&C Entities or the Stockholders, none of the GB&C Entities' employees have, any agreements or arrangements with any persons other than the GB&C Entities related to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature.

         2.13.  Contracts.

                   (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.13 (true and complete copies of which have been delivered to the Company), none of the GB&C Entities is a party to or subject to:

(i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

(ii) any employment contract or contract for services, or any contract which provides for discretionary payments (including, without limitation bonuses, incentive payments, stock dividends, or payments relating to the ownership of stock) which is not terminable within 30 days by such GB&C Entity without liability for any penalty or severance payment;

(iii)any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding $10,000 in the aggregate;

(iv) any other contracts or agreements creating any obligations of such GB&C Entity of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

(v)  any   contract  or  agreement   providing   for  the  purchase  of  all  or
     substantially all of its requirements of a particular product from a supplier;

(vi) any contract or agreement which by its terms does not terminate or is not terminable without penalty by such GB&C Entity or its successors within one year after the date hereof;

(vii)any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

(viii) any contract with any sales agent or distributor of products of such GB&C Entity;

(ix) any contract containing covenants limiting the freedom of such GB&C Entity to compete in any line of business or with any person or entity;

(x) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

(xi) any license agreement (as licensor or licensee);

(xii)any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

(xiii) any contract or agreement with any officer, employee, director or stockholder of such GB&C Entity or with any persons or organizations controlled by or affiliated with it.

         (b) All contracts, agreements, leases and instruments to which any of the GB&C Entities is a party or by which any of the GB&C Entities is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of such GB&C Entity and, to the best knowledge of the Stockholders and the GB&C Entities, the other parties thereto, enforceable in accordance with their respective terms. None of the GB&C Entities or any Stockholder knows of any notice or threat of or basis for the termination of any such agreements within one year from the date hereof, which termination may have a material adverse effect on the properties, assets, business, condition (financial or otherwise), total surplus, results of operation or prospects (a "Material Adverse Effect") of the GB&C Entities or, to the best knowledge of the Stockholders, any other party to any material contract, agreement or instrument of the GB&C Entities is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the GB&C Entities or, to the best knowledge of the Stockholders, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect on any of the GB&C Entities.

         2.14.    Litigation.

         Except as disclosed in Schedule 2.14, there is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the GB&C Entities or the Stockholders, threatened against any of the GB&C Entities affecting any of their properties or assets, or against any officer or key employee of any of the GB&C Entities relating to the business of the GB&C Entities, or which may call into question the validity, or materially hinder the enforceability or performance, of this Agreement; nor has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of a recovery which would be materially adverse to the GB&C Entities.

         2.15.  Insurance.

         The physical properties and assets of the GB&C Entities are insured to the extent disclosed in Schedule 2.15 and all insurance policies and arrangements of the GB&C Entities are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the GB&C Entities are in compliance in all respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the GB&C Entities and is sufficient for compliance by the GB&C Entities with all requirements of law and all agreements and leases to which the GB&C Entities are a party.

         2.16.  Warranty or Other  Claims.

         There are no existing or threatened product liability, warranty or other similar claims, or any fact upon which a claim of such nature could be based, against any of the GB&C Entities for products or services which are defective or fail to meet any product or service warranties.

         2.17.  Finder's Fee.

         Except as provided on Schedule 2.17, none of the GB&C Entities or the Stockholders has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.18.  Transactions  with  Interested  Persons.

         Except as set forth in Schedule 2.18 hereto, none of the Stockholders, officers, supervisory employees or directors of the GB&C Entities and, to the knowledge of the GB&C Entities or the Stockholders, none of their respective spouses or family members owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of any of the GB&C Entities, or any organization which has a material contract or arrangement with the GB&C Entities. Except as set forth in Schedule 2.18, there are no loans, leases or other continuing transactions between any of the GB&C Entities and any present or former stockholder, director or officer of any of the GB&C Entities, or any member of such officer's, director's or stockholder's immediate family, or any person controlled by such officer, director or stockholder or his or her immediate family.

         2.19.  Permits;  Compliance with Laws.

         Except as set forth in Schedule 2.06(a), the GB&C Entities have all necessary franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") necessary to permit the GB&C Entities to own their respective properties and to conduct their respective businesses as the same are presently conducted or proposed to be conducted and all such Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of the Agreement or consummation of the transactions contemplated hereby. The GB&C Entities are now and have heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations (including all applicable environmental laws and regulations) promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of their business, except for any such non-compliance or violation that, individually or in the aggregate, would not have a Material Adverse Effect on any of the GB&C Entities. None of the GB&C Entities has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law. None of the GB&C Entities and none of the Stockholders knows of any pending or threatened change of any law, ordinance or regulation which could adversely affect any of the GB&C Entities or any of their businesses.

         2.20.    Environmental Compliance.

                  (a) To the best of the GB&C Entities' and the Stockholders' knowledge, except as set forth in Schedule 2.20, (i) none of the GB&C Entities has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by any of the GB&C Entities, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by any of the GB&C Entities for treatment, storage, or disposal at any other place; (iv) none of the GB&C Entities presently own, operate, lease, or use, nor have they previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by any of the GB&C Entities in connection with the presence of any Hazardous Material.

                  (b) To the best of the GB&C  Entities'  and the  Stockholders'
knowledge, except as set forth in Schedule 2.20, (i) none of the GB&C Entities has liability under, nor has any GB&C Entity ever violated, any Environmental Law (as defined below); (ii) each of the GB&C Entities, any property owned, operated, leased, or used by the any of the GB&C Entities, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws; (iii) none of the GB&C Entities has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) none of the GB&C Entities have knowledge or reason to know that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

                   (c) To the best of the GB&C Entities' and the Stockholders' knowledge, except as set forth in Schedule 2.20, no site owned, operated, leased, or used by any of the GB&C Entities contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) To the best of the GB&C Entities' and the Stockholders' knowledge, the GB&C Entities have provided to the Company copies of all documents, records, and information available to the GB&C Entities concerning any environmental or health and safety matter relevant to any of the GB&C Entities, whether generated by the GB&C Entities or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.20, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) the "GB&C Entities" shall mean and include the GB&C Entities and all other entities for whose conduct the GB&C Entities are or may be held responsible under any Environmental Law.

         2.21.  Disclosure.

         The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by any of the Stockholders or the GB&C Entities pursuant to this Agreement to the Company do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There is no material fact directly relating to the business, operations or condition of the GB&C Entities (other than facts which relate to general economic trends or conditions) that has a Material Adverse Effect or, to the best knowledge of the GB&C Entities and the Stockholders, in the future may (so far as may now be reasonably foreseen based upon material facts of which they are now aware) have a Material Adverse Effect on any of the GB&C Entities that has not been set forth in this Agreement or in the Schedules hereto. Notwithstanding any provision in this Agreement to the contrary, neither the GB&C Entities nor any Stockholder makes any representation regarding the accuracy of any financial forecasts furnished to the Company with respect to the GB&C Entities.

         2.22.    Employees; Labor Matters.

         The GB&C Entities employ a total of approximately 48 full-time employees and 36 part-time employees and generally enjoy good employer-employee relationships. None of the GB&C Entities currently employs, will as of the Closing date employ, or has employed during the six calendar months prior to the Closing date 48 or more employees in any single facility. The GB&C Entities do not employ a total of 48 or more employees (excluding employees who work less than 20 hours per week or who have worked for the GB&C Entities less than six of the last twelve months) and will not have employed 48 or more employees at any point during the 90 days prior to and including the Closing date. None of the GB&C Entities is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the GB&C Entities nor the Company will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 2.22. None of the GB&C Entities has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. The GB&C Entities are in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving any of the GB&C Entities. No question concerning representation exists respecting any employees of any of the GB&C Entities. There are no grievances, complaints or charges that have been filed against any of the GB&C Entities under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on any of the GB&C Entities or the conduct of their respective businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by any of the GB&C Entities. None of the GB&C Entities has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. Each of the GB&C Entities is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         2.23.  Customers,  Distributors  and Suppliers.

         Schedule 2.23(a) sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than 20% of the sales of any GB&C Entity for the twelve
(12) months ended December 31, 1995 (collectively, the "Customers and Distributors"). Schedule 2.23(b) lists all of the suppliers of the GB&C Entities to whom during the fiscal year ended December 31, 1995, the GB&C Entities, in the aggregate, made payments aggregating $10,000 or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of the GB&C Entities with their Customers, Distributors and Suppliers are good commercial working relationships. No Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated its relationship with any GB&C Entity, or has during the last twelve months decreased materially its services, supplies or materials to any GB&C Entity or its usage or purchase of the services or products of any GB&C Entity, nor to the knowledge of the GB&C Entities, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

         2.24.    Banking Relations.

         All of the arrangements which any GB&C Entity has with any banking institution are completely and accurately described in Schedule 2.24 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.25.    Powers of Attorney.

         Except as set forth in Schedule 2.25, no GB&C Entity or Stockholder has any outstanding power of attorney.

         2.26.  Corporate  Records;  Copies of Documents.

         The corporate record books of each of the GB&C Entities accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of each of the GB&C Entities, as made available to the Company for review, are true and complete copies of the originals of such documents. Each GB&C Entity has made available for inspection and copying by the Company and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to the Company pursuant to this Agreement.

         2.27.    Employee Benefit Programs.

                  (a) Schedule 2.27 lists every Employee Program (as defined below) that has been maintained (as defined below) by any GB&C Entity at any time during the three-year period ending on the Closing date.

                  (b) Each Employee Program which has ever been maintained by any GB&C Entity and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                   (c) No GB&C Entity knows or has reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by any GB&C Entity. With respect to any Employee Program ever maintained by any GB&C Entity, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to any GB&C Entity, or the Company. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

                  (d) No GB&C Entity or any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or
(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by any GB&C Entity within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Company: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (f)      For purposes of this section:

(i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

(ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

(iii)An entity is an "Affiliate" of a GB&C Entity if it would have ever been considered a single employer with such GB&C Entity under ERISA Section 4001(b) or part of the same "controlled group" as such GB&C Entity for purposes of ERISA Section 302(d)(8)(C).

(iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         2.28.  List of Directors and Officers.

         Schedule 2.28 hereto contains a true and complete list of all current directors and officers of each GB&C Entity. In addition, Schedule 2.28 hereto contains a list of all employees of the GB&C Entities and the salaries of such employees as of the date hereof.

         2.29.  Non-Foreign  Status.

         No Stockholder is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

         2.30.  Transfer of Shares.

         No holder of stock of any GB&C Entity has at any time transferred any of such stock to any employee of any GB&C Entity, which transfer constituted or could be viewed as compensation for services rendered to any GB&C Entity by said employee.

         2.31.  Attributes  Regarding Pooling Accounting.

         The GB&C Entities are autonomous and have never been a subsidiary or division of another corporation. The GB&C Entities have not changed the equity interest of its voting common stock in contemplation of the transaction contemplated by this Agreement to be consummated pursuant hereto or any other business combination, including but not limited to such changes effected by distributions to stockholders and additional issuances, exchanges and retirements of securities. No GB&C Entity has ever reacquired any shares of its voting common stock. To the best knowledge of the GB&C Entities, the GB&C Entities have disclosed to the Company all facts and circumstances regarding the GB&C Entities and the transactions in which the GB&C Entities have engaged which could reasonably be expected to adversely effect or preclude accounting for the transaction contemplated by this Agreement as a pooling of interests if consummated at any time from the date hereof through October 15, 1996.

         2.32.  Definition  of the  GB&C  Entities'  Knowledge.

         As used in this Agreement, the phrases "to the GB&C Entities' knowledge" or "to the best of the GB&C Entities' knowledge" (or words of similar import) means the knowledge or the best knowledge of any Stockholder or individual set forth on Schedule 2.32, and includes any fact, matter or circumstance which any of such individuals, as an ordinary and prudent business person in the same capacity with respect to the same type and size of business as the GB&C Entities, should have known.

         2.33.    Stockholder Personal Guaranties.

         Set forth on Schedule 2.33 are all personal guaranties executed by any Stockholder with respect to any contract, lease or other agreement to which a GB&C Entity is or was a party.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the GB&C Entities and the Stockholders as follows:

         3.01.  Organization.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to conduct its business as it is currently conducted, except where the failure to have such power, authority or governmental approval would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.02.  Certificate  of  Incorporation  and  By-Laws.

         The Company has provided to the GB&C Entities a true, complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended to date, of the Company. Such Certificate of Incorporation, By-Laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-Laws.

         3.03.  Capitalization.

         The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $.01 per share ("Company Common Stock") and 1,000,000 shares of preferred stock, $.01 par value per share ("Company
Preferred Stock"). As of the date of this Agreement, (i) 9,489,235 shares of Company Common Stock are issued and outstanding, (ii) 751,778 shares of Company Common Stock are issuable upon the exercise of outstanding stock options granted pursuant to the Company's employee stock option plans, (iii) no shares of Company Common Stock are held in the treasury of Company, and (iv) 11,912 shares of Company Preferred Stock are issued and outstanding and 294,822 shares of Company Common Stock are issuable upon conversion of such shares, and (v) 1,047,664 shares of Company Common Stock are issuable upon conversion of outstanding convertible subordinated notes (which have been called for redemption on April 4, 1996).

         3.04.    Authority Relative to this Agreement.

         Except as set forth on Schedule 3.04, the Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings or action on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         3.05.    Consents and Approvals; No Violations.

                   (a) The Board of Directors of the Company has approved this Agreement.

                  (b) Except as set forth in Schedule 3.05, the execution and delivery of this Agreement by the Company does not, and the performance of the transactions contemplated by this Agreement by the Company will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any Governmental Entity or any other person except (i) for applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky" laws, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications,
(A) would not prevent or delay the Company from performing its obligations under this Agreement in any material respect, or (B) would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) Except as set forth in Schedule 3.05, the execution and delivery of this Agreement by the Company does not, and the performance of the transactions contemplated by this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any order, writ, injunction, decree, statute, treaty, law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in a violation or a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or any property or asset of the Company is bound or affected, except, in the case of clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that (A) would not prevent or delay the Company from performing its obligations under this Agreement in any material respect or (B) would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         3.06.  SEC  Reports.

                   (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1994 and has heretofore made available to the GB&C Entities, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended July 1, 1995, (ii) its Quarterly Report for the fiscal quarter ended September 30, 1995, (iii) its Quarterly Report for the fiscal quarter ended December 30, 1995, (iv) its definitive proxy statement dated as of January 16, 1996, and (iv) all other forms, reports, registration statements and other documents filed by the Company with the SEC since December 31, 1995 (the forms, reports, registration statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "Company SEC Reports"). The Company SEC Reports and any other forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to be material in amount).

         3.07.    Absence of Certain Changes.

                   (a) Since December 31, 1995, except as disclosed in any Company SEC Report, there has not been (i) a Company Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of any capital stock of the Company, (iii) any entry into any agreement, commitment or transaction by the Company that is material to the Company, except agreements, commitments or transactions in the ordinary course of business, (iv) any change by the Company in accounting methods, principles or practices, or (v) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company and having, individually or in the aggregate, a Material Adverse Effect on the Company.

                   (b) To the best knowledge of the Company, the Company has disclosed to the GB&C Entities all facts and circumstances regarding the Company and the transactions it has engaged in which could reasonably be expected to adversely affect or preclude accounting for the transaction contemplated by this Agreement as a pooling of interests if consummated at any time from the date hereof through October 15, 1996. As of the date hereof, to the best knowledge of the Company based on the facts and circumstances known to it, the Company has no reason to believe that accounting for the transactions contemplated hereby as a pooling of interests if consummated at any time from the date hereof through October 15, 1996 would not be available.

         3.08.    Brokers.

         Except as set forth in Schedule 3.08, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated herein by this Agreement.

         3.09.    DAKA Common Stock.

         The DAKA Common Stock to be issued hereunder in exchange for the Shares shall, when issued in accordance with this Agreement, be validly issued, fully paid and non-assessable.

         3.10. Definition of the Company's Knowledge.

         As used in this Agreement, the phrase "to the knowledge of the Company" or "to the best knowledge of the Company" (or words of similar import) means the knowledge or the best knowledge of those individuals identified in Schedule 3.10, and includes any fact, matter or circumstance which any of such individuals, as an ordinary and prudent business person employed in the same capacity in the same type and size of business as the Company, should have known.

         3.11.  Disclosure.

         To the best knowledge of the Company, all material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise) and financial condition of the Company have been disclosed to the GB&C Entities in or in connection with this Agreement. The representations, warranties and statements made by the Company in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of the material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

         3.12.    No Investment Company.

         The Company is not an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         3.13.    Tax Representations.

                   (a) The Company has no present plan or intent to reacquire any of its stock issued in connection with the transactions contemplated hereby;

                   (b) The Company has no present plan or intent to cause any of the GB&C Entities to issue additional shares of stock that would result in the Company losing "control" (within the meaning of Section 368(c) of the Code) of any of the GB&C Entities.

                   (c) It is the present intent of the Company to cause each of the GB&C Entities (or the Company or a subsidiary of the Company in the event that the Company or such subsidiary acquires the assets of such GB&C Entity pursuant to a transfer described in clause (ii) or (iii) of Section 3.13(e)) to continue the historic business of such GB&C Entity or use a significant portion of the historic business assets of such GB&C Entity in a business.

                   (d) The Company has no present plan or intent to sell or otherwise dispose of the stock of any of the GB&C Entities except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by the Company or dispositions by merger into the Company or into any direct wholly owned subsidiary of the Company or by liquidation.

                   (e) The Company has no present plan or intent to cause any of the GB&C Entities to sell or otherwise dispose of any of their assets except for
(i) dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code, or (iii) dispositions by merger into the Company or into any direct wholly owned subsidiary of the Company or by liquidation.

ARTICLE IV  COVENANTS OF THE GB&C ENTITIES AND THE STOCKHOLDERS

         4.01. Conduct of Respective Businesses of the GB&C Entities Pending the Transactions Contemplated Hereby.

         Each of the Stockholders and the GB&C Entities covenants and agrees that between the date of this Agreement and the Closing Date, the GB&C Entities shall and the Stockholders shall cause each GB&C Entity to (i) carry on its respective businesses in the usual, regular and ordinary course, consistent with past practice, (ii) use its reasonable best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees, (iii) keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect as of the date of this Agreement, (iv) preserve and protect the rights of each GB&C Entity in Intellectual Property (as defined by Section
2.12 hereof), and (v) use its best efforts to preserve its relationships with customers, franchisees, suppliers, licensors and other persons with which it has significant business dealings. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, each GB&C Entity shall not, and the Stockholders shall prevent each GB&C Entity from, doing, proposing or agreeing, directly or indirectly, to do any of the following without the prior written consent of the Company:

                  (a) (i) Declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock, as the case may be, (ii) split, combine, reclassify or subdivide any of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its capital stock;

                  (b) Authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) (collectively, "Issue") any shares of stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, phantom stock or stock appreciation rights);

                   (c) Acquire or encumber or sell, lease, transfer or dispose of any assets other than in the ordinary course of business;

                   (d) Incur any long-term indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or otherwise become liable or potentially liable for) any debt of others, make any loans, advances or capital contributions; mortgage, pledge or otherwise encumber any material assets; or create or suffer any material lien thereupon other than in the ordinary course of business consistent with prior practice or incur any short-term indebtedness for borrowed money except for credit facilities in existence on the date hereof;

                  (e) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice of trade payables other than promissory notes or other liabilities set forth in section (xii) of
Schedule 2.13, (ii) on account of mandatory scheduled payments with respect to the promissory notes set forth in section (xii) (promissory notes) other than promissory notes also set forth in Schedule 2.18 or (iii) consented to in writing by the Company;

                   (f) Change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles);

                  (g) Make any change in the compensation payable or to become payable to any officers, employees or agents of any GB&C Entity or grant any severance or termination pay to, or enter into or amend any employment, severance or other agreement or arrangement with, any of its or any other GB&C Entity's directors, officers or other employees, or establish, adopt or enter into or amend any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

                   (h) Amend or otherwise change such GB&C Entity's Certificate of Incorporation or By-Laws;

                  (i) Enter into a new agreement, contract or commitment involving payment to or by the Company of $10,000 or more or amend any existing agreement that could reasonably be expected to have a Material Adverse Effect on any GB&C Entity;

                   (j) Enter into or modify or amend any lease, license agreement, franchise agreement or development agreement;

                  (k) Knowingly engage in any transaction or cause any fact or circumstance to occur which would preclude accounting for the transaction contemplated by this Agreement as a pooling of interests.

         4.02.    Sale of Shares; Acquisition Proposals.

         Unless and until this Agreement is terminated in accordance with its term for any reason, no Stockholder shall directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any Shares (including options in respect thereof) owned beneficially and of record by such Stockholder, nor shall any Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Shares. Unless and until this Agreement is terminated in accordance with its terms, neither any GB&C Entity, nor any Stockholder nor any director, officer, employee or agent of any GB&C Entity shall, directly or indirectly, (a) take any action to solicit, initiate submission of or encourage proposals or offers from any person relating to any acquisition or purchase of all or any portion of the Shares or all or (other than in the ordinary course of business consistent with past practice) any portion of any assets of, or any equity interest in any GB&C Entity, any merger or business combination with any GB&C Entity, or any other acquisition, transaction or financing or joint venture involving such Stockholder or any GB&C Entity (an "Acquisition Proposal"), (b) participate in any negotiations regarding any Acquisition Proposal with any person other than the Company and its affiliates and representatives, (c) furnish any information with respect to or afford access to the properties, books or records of such Stockholder or any GB&C Entity to any person who may consider making or has made an offer with respect to an Acquisition Proposal other than the Company and its affiliates and representatives, or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person other than the Company and its affiliates and representatives to do or seek any of the foregoing. The Stockholders shall promptly notify the Company upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to any GB&C Entity, and will keep the Company fully informed of the status and details of any such offer, indication or request.

         4.03.  Breach of  Representations  and  Warranties.

         Promptly upon any Stockholder becoming aware of any breach, or the impending or threatened occurrence of any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties of the Stockholders contained in or referred to in this Agreement and made as of the date hereof, the Stockholders shall give detailed written notice thereof to the Company and shall use their best efforts to prevent or promptly remedy the same.

         4.04.  Confidentiality.

         In the course of the Stockholders' involvement with GB&C Entities as stockholders or employees or otherwise, the Stockholders have had, and may from time to time after the date hereof have, access to confidential records, data, trade secrets and similar confidential information owned or used by a GB&C Entity in the course of its business (the "Confidential Information"). Accordingly, each Stockholder agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose Confidential Information to any person, and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public other than by reason of a breach of this Section 4.04; or (ii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon request by the Company, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters in a Stockholder's possession or control shall be returned to the Company or a GB&C Entity.

         4.05. Further Action;  Reasonable Best Efforts.

                   (a) Upon the terms and subject to the conditions hereof, each of the GB&C Entities and the Stockholders shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), and all parties to contracts with any GB&C Entity or any Stockholder as are necessary for the consummation of the transactions contemplated herein. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each GB&C Entity and each Stockholder shall use their reasonable best efforts to take all such action. Each such party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) with copies of, (i) all filings made by such party with any Governmental Entity or any other person in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby and (ii) all other written materials submitted or prepared by any such party concerning obtaining all licenses, permits, consents, approvals, authorizations and orders that are required to be obtained in connection with the execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (b) Each GB&C Entity and each Stockholder shall use its best efforts to cause all conditions to Closing herein to be satisfied and shall not take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

         4.06.  Access.

         The GB&C Entities and the Stockholders shall permit the Company and its authorized representatives (including without limitation the Company's attorneys, accountants, financial advisors and pension and environmental consultants) to have full access to all of the properties, assets, books, records, business files, executive personnel, tax returns, contracts and documents of the GB&C Entities and furnish to the Company and its authorized representatives such financial and other information with respect to such business or properties as the Company may from time to time reasonably request.

         4.07.   Financial   Information.

         Each GB&C Entity shall, and the Stockholders shall cause each GB&C Entity to: (i) provide such financial and other information and documents as the Company may reasonably request in connection with any filings to be made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (ii) use its best efforts to cause its independent public accountants, to deliver such consents, reports and comfort letters in connection therewith as the Company may reasonably request, provided that all such consents, reports and comfort letters shall be at the expense of the Company, (iii) generally cooperate with the Company and its representatives and agents in connection therewith, (iv) provide monthly financial statements, including a balance sheet as of month-end and a monthly income statement, as soon as practicable but not later than 30 days after the last day of each month and quarterly financial statements (unaudited) and annual financial statements (audited) meeting the requirements set forth in Section 2.07 hereof as soon as practicable but not later than 45 days after the last day of each quarter or fiscal year, as applicable, and (v) make such representations relating to accounting for the transactions contemplated hereby as a pooling of interests as may be required by Deloitte & Touche LLP, which representations shall be set forth in Schedule 4.07.

         4.08.  General  Release.

         Each Stockholder agrees to deliver at the Closing a general release in the form of Exhibit 4.08 attached hereto releasing all claims which such Stockholder has or may have through the Closing Date other than such claims and rights referred to in such general release which shall survive the Closing and remain in effect (including rights arising under this Agreement).

         4.09.  Affiliates of the GB&C  Entities.

         On or before the Closing Date (a) the GB&C Entities shall deliver to the Company a letter identifying all persons who may be deemed affiliates of the GB&C Entities under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the GB&C Entities and (b) the GB&C Entities shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The GB&C Entities shall use their best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the GB&C Entities after the GB&C Affiliates' delivery of the letter referred to above and prior to the Closing Date, a written agreement substantially in the form of Exhibit 4.09.


ARTICLE V.  COVENANTS OF THE COMPANY.

         5.01. Consents and Approvals.

         The Company will use its best efforts to obtain prior to the Closing all necessary consents and approvals to the performance of its obligations under this Agreement, including, without limitation, the consents and approvals described in Schedule 3.05 attached hereto, and will cooperate in all respects with the GB&C Entities and the Stockholders with a view toward obtaining timely satisfaction of conditions to the Closing set forth herein. The Company will keep the GB&C Entities and the Stockholders informed of the status of any inquiries made of the Company by any governmental agency as authority with respect to this Agreement or the transactions contemplated hereby.

         5.02.  Confidentiality.

         From the date of this Agreement until the Closing, or for a period of five years from the date of this Agreement if the Closing does not take place for any reason, all confidential business and related information furnished to the Company and its affiliates and representatives by either a GB&C Entity or a Stockholder shall be kept confidential by the Company and its affiliates and representatives; provided, however, that the foregoing shall be inapplicable (a) with respect to information which (i) is or becomes available to the public without breach of this confidentiality obligation, or (ii) is or becomes available to the Company from a third party, provided that the third party did not receive the same, directly or indirectly, from a GB&C Entity or a Stockholder and was not under an obligation of confidentiality to the source of such information at the time it was disclosed to the Company, (b) in connection with filings contemplated by this Agreement and (c) to the extent disclosure is required by any applicable law or regulation, by any authorized administrative or governmental agency or, in the opinion of counsel to the Company, in connection with any proposed public offering of the Company's securities pursuant to applicable requirements of the securities laws or any stock exchange or self-regulatory organization; provided, however, that the Company will provide notice to the GB&C Entities and the Stockholders before disclosing any information pursuant to this Section 5.02 and will cooperate with the GB&C Entities and the Stockholders on endeavoring to preserve, to the extent reasonably practicable and not inconsistent with its legal obligations (including the obligation to make timely, full and accurate disclosure in a prospectus or securities filings or reports), the confidential nature thereof. The Stockholder acknowledges and agrees that a copy of this Agreement, together with exhibits and schedules hereto may be filed by the Company as an exhibit to a Registration Statement filed by the Company under the Securities Act, and that financial information derived from or contained in the financial statements included in Schedule 2.07 will be set forth in the prospectus included as part of such Registration Statement.

ARTICLE VI.  CONDITIONS.

         6.01.  Conditions to the Obligations of the Company.

         The   obligation  of  the  Company  to  consummate   the   transactions
contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following additional conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of the GB&C Entities and the Stockholders made pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the GB&C Entities and the Stockholders shall, on or before the Closing Date, have performed and satisfied all of their covenants and agreements set forth herein, which by the terms hereof, are to be performed and satisfied on or before the Closing Date; and the GB&C Entities and the Stockholders shall have delivered to the Company certificates executed as of the Closing Date certifying to the foregoing effect.

                  (b) Opinion of Counsel and Other Documents. On the Closing Date, the Company shall have received (i) opinions of counsel for the GB&C Entities and the Stockholders dated as of the Closing Date and addressed to the Company, substantially in the form attached as Exhibit 6.01(b) hereto, and (ii) such other certificates and documents with respect to the Stockholders as counsel for the Company shall have reasonably requested at least two (2) business days prior to the Closing Date.

                   (c) No Actions or Proceedings. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened by or on behalf of any GB&C Entity or any Stockholder or which seeks to enjoin, restrain or prohibit, or might result in money damages to any party hereto in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, or which otherwise would in the reasonable judgment of the Company make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.

                  (d) Company Approvals and Consents. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by it in connection with the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby; the Company shall have received all required authorizations, waivers, consents and permits required to be received by the Company to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Company, from all third parties.

                  (e) Deliveries. The GB&C Entities and the Stockholders shall have delivered or entered into the documents and instruments contemplated by this Agreement, in each case, in form and substance satisfactory to the Company and its counsel.

                  (f) GB&C Entities Approvals and Consents. The GB&C Entities shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities, if any, required to be made by the GB&C Entities in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the GB&C Entities subsequent to the Closing Date. The GB&C Entities and the Stockholders shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in the form and substance reasonably satisfactory to the Company, with any conditions or limitations contained therein or imposed thereby subject to the approval of the Company, from (i) lessors of stores operated by the GB&C Entities rather than franchisees and (ii) other third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lenders and contract parties, required in connection with transactions contemplated by this Agreement or by any GB&C Entity's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any agreement, contract, instrument, mortgage, lien, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

                  (g) Material Adverse Changes. There shall not have been since the date of this Agreement, any change or series of changes that, in the reasonable business judgment of the Company, acting in good faith, have or could reasonably be anticipated to have a Material Adverse Effect on any GB&C Entity.

                   (h) Proceedings Satisfactory to the Company. All proceedings to be taken by the GB&C Entities and the Stockholders in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by the Company will be reasonably satisfactory in the form and substance to the Company and its counsel.

                  (i) The Company shall have received confirmation in writing from Salomon Brothers that the amounts owed them will not exceed the amount disclosed in Schedule 2.17.

                  (j) The Company shall have received from Fred R. Olivier and Maria Olivier a general release in the form of Exhibit 4.08 hereto.

                  (k) The Company shall have received in writing from Snell & Wilmer L.L.P. an acknowledgment that fees due them in connection with their representation of the GB&C Entities will not exceed $17,500.

         6.02.   Conditions  to  the  Obligations  of  the   Stockholders.

         The obligations of the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment of, prior to or at the Closing, the following additional conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the Company shall, on or before the Closing Date, have performed and satisfied all of its covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied by the Company on or before the Closing Date; and the Company shall have delivered to the Stockholders a certificate as of the Closing Date certifying to the foregoing effect.

                  (b) Opinion of Counsel and Other Documents. On the Closing Date, the GB&C Entities and the Stockholders shall have received (i) an opinion of counsel for the Company, dated as of the Closing Date and addressed to the GB&C Entities and the Stockholders, substantially in the form attached as
Exhibit 6.02(b)(i) hereto and (ii) such other certificates and documents as counsel to the Stockholders shall have reasonably requested from the Company at least two (2) business days prior to the Closing Date.

                  (c) No Actions or Proceedings. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

ARTICLE VII.  TERMINATION OF AGREEMENT.

         7.01.    Termination.

         This Agreement may be terminated any time prior to the Closing Date as follows:

                   (a)  With  the  mutual   consent  of  the   Company  and  the
Stockholders owning a majority of the Shares.

                   (b) By either the Company or the Stockholders owning a majority of the Shares, if the Closing has not occurred on or before April 30, 1996.

                  (c) By the Company, if there has been a material misrepresentation or breach of warranty on the part of any GB&C Entity or Stockholder in the representations and warranties contained herein or a material breach of covenants on the part of any GB&C Entity or Stockholder and the same has not been cured within 10 days after notice thereof. In the event of any termination pursuant to this Section 7.01(c), written notice setting forth the reasons therefor shall forthwith be given by the Company to the GB&C Entities and the Stockholders.

                  (d) By Stockholders owning a majority of the Shares, if there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein or a material breach of covenants on the part of the Company and the same has not been cured within 10 days after notice thereof. In the event of any termination pursuant to this Section 7.01(d), written notice setting forth the reasons therefor shall forthwith be given by the Stockholders to the Company.

         Notwithstanding anything herein to the contrary, the right to terminate this Agreement under this Section 7.01 shall not be available to any party to the extent the failure of such party, respectively, to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

         7.02.  Effect of Termination.

         All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.01; provided, however, that (i) the provisions of this Article VII and of Sections 5.02 and 11.09 shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein; and (iii) any party may proceed as further set forth in Section 7.03 below.

         7.03.  Right to Proceed.

         Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 6.01 hereof have not been satisfied, the Company shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 6.02 hereof have not been satisfied, the Stockholders, by a decision of the Stockholders owning a majority of the Shares, shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.


ARTICLE VIII.  SURVIVAL; INDEMNIFICATION

         8.01.    Survival   of    Representations,    Warranties,    Etc.

         All representations, warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by or knowledge of such party and shall not merge into the performance of any obligation by any party hereto, subject to the provisions of this Article VIII.

         8.02. Indemnification by the Stockholders.

         The Stockholders, on behalf of themselves and their respective successors, executors, administrators, estates, heirs and permitted assigns, jointly and severally, agree subsequent to the Closing Date to indemnify and hold harmless the Company, its affiliates and their respective shareholders, officers, directors, employees and agents (individually, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Company Indemnified Party (a "Loss" or "Losses") arising out of, based upon or in connection with:

                  (a) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by either a Stockholder or a GB&C Entity in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement (collectively, "Stockholder Representation and Warranty Claims");

                  (b) any breach of any covenant or agreement made by either a Stockholder or a GB&C Entity in this Agreement or in any Schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement;

                  (c) any fees and expenses (including without limitation legal fees and accounting fees) relating to this Agreement or any transactions contemplated hereby paid, assumed or otherwise borne by any GB&C Entity.

          Claims under clauses (a) through (c) of this Section 8.02 hereinafter collectively referred to as "Company Indemnifiable Claims".


         The rights of Company Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) and (c) of this Section
8.02 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause
(a) of this Section 8.02.

         8.03.    Limitations on Indemnification by Stockholders.

                  (a) General Threshold.  Subject to the exceptions set forth in
Section 8.03(d), the Stockholders shall not be obligated to indemnify Company Indemnified Parties in respect of Stockholder Representation and Warranty Claims except to the extent the cumulative amount of all Stockholder Representation and Warranty Claims exceeds fifty thousand Dollars ($50,000) (the "Company Threshold"), whereupon the full amount of such losses shall be recoverable in accordance with the terms hereof.

                   (b) General Maximum Indemnification. Subject to the exceptions set forth in Section 8.03(d), neither Stockholder shall be obligated to indemnify Company Indemnified Parties in respect of Stockholder Representation and Warranty Claims that exceed $7,871,736.

                  (c) Time Limits for Claims. Subject to the exceptions set forth in Section 8.03(d), no claim for indemnification may be made by any Company Indemnified Party in respect of Stockholder Representation and Warranty Claims unless the written notice required by Section 8.06 with respect to such Losses shall have been received by the Stockholders on a date prior to the 18 month anniversary of the Closing; provided, however, that the limitation of this clause (c) shall not apply to Company Indemnifiable Losses described in Section 8.03(d), indemnification with respect to which shall expire six (6) months after the termination of the applicable statute of limitations relating to the subject matter covered by such Section; and provided further, however, that in each case if prior to the applicable date of expiration a specific state of facts shall have become known which may constitute or give rise to any Company Indemnifiable Loss as to which indemnity may be payable and a Company Indemnified Party shall have given notice of such facts to the Stockholders, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid, according to the date on which notice of the applicable claim is given.

                  (d) Dollar-for-Dollar Claims. Notwithstanding anything herein to the contrary, Company Indemnified Parties shall not be subject to any limitation, whether pursuant to this Section 8.03 or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from either Stockholder with respect to the following:

(i) Losses arising from fraud or an intentional misrepresentation on the part of either Stockholder;

(ii) Losses arising from breach of a covenant by a GB&C Entity or a Stockholder;

(iii)Except as otherwise provided in any schedule to this Agreement, losses involving a breach by a Stockholder of the representations and warranties contained in Sections 2.02, 2.03 (except 2.03(a)(ii)), 2.04, 2.08(a), (b),
     (c) and (d), 2.11(g) or 2.17; and

(iv) Losses described in Section 8.02(c).

         Indemnification pursuant to this Section 8.03(d) shall not be counted against the maximum amount set forth in Section 8.03(b).

                  (e) No Limitation of Rights. Notwithstanding anything herein to the contrary, the limitations set forth in this Section 8.03 shall apply only with respect to post-Closing indemnification obligations and shall in no way limit any rights the Company may have in law or equity, in the event the Closing does not occur.

         8.04.  Indemnification by the Company.

         The Company agrees subsequent to the Closing Date to indemnify and hold harmless the Stockholders from and against and in respect of all Losses sustained, suffered or incurred by or made against any of them arising out of, based upon or in connection with (a) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by the Company in this Agreement or in any Schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties (collectively, "Stockholder Representation and Warranty Claims"); and (b) any breach of any covenant or agreement made by the Company in this Agreement or in any Schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement (such claims under clauses (a) and (b) being hereinafter collectively referred to as "Stockholder Indemnifiable Claims").

         8.05.    Limitations on Indemnification by the Company.

                   (a) The right of any  Stockholders to  indemnification  under
Section 8.04 shall be subject to the following provisions:

(i) Indemnification with respect to Stockholder Representation and Warranty Claims shall expire on the eighteen (18) month anniversary of the Closing; provided, however, that the limitation of this clause (i) shall not apply to Stockholder Representation and Warranty Claims based on any inaccuracy in or breach of Section 3.04, which shall expire with respect to any such Section six (6) months after the termination of the applicable statute of limitations relating to the subject matter covered by such Section; and provided, further, that if prior to the above date of expiration a specific state of facts shall have become known which may constitute or give rise to any Stockholder Representation and Warranty Claim as to which indemnity may be payable and the Stockholders shall have given notice of such facts to the Company, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given. The limitations herein with respect to Stockholder Representation and Warranty Claims shall not limit the rights of Stockholder with respect to any other claims.

(ii) No indemnification shall be payable with respect to Stockholder Representation and Warranty Claims except to the extent that the cumulative amount of all Stockholder Representation and Warranty Claims shall exceed $50,000, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof.

                  (b) Notwithstanding anything herein to the contrary, the Stockholders shall not be subject to limitation, whether pursuant to Section 8.05(a) hereof or otherwise, in seeking indemnification with respect to any Stockholder Indemnifiable Claim (i) involving fraud or an intentional misrepresentation by the Company, (ii) arising from breach of a covenant by the Company or (iii) involving a breach by the Company of the representations and warranties contained in Section 3.04 and 3.09.

                  (c) Notwithstanding anything herein to the contrary, the limitations set forth in this Section 8.05 shall apply only with respect to post-Closing indemnification obligations and shall in no way limit any rights any party may have in the event the Closing does not occur.

         8.06.    Notice; Defense of Claims.

         Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party (the Company with respect to claims by any Stockholder and the Stockholders, as applicable, with respect to claims by Company Indemnified Parties), but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful (ii) that it shall be fully responsible (with no reservation of any rights) for all liabilities relating to such claim, liability or expense and that it will provide full indemnification (whether or not otherwise required hereunder) to the indemnified party with respect to such claim, liability or expense and (iii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification, and provided further that prior to such assumption of defense the indemnifying party shall enter into an agreement with the indemnified party in form and substance satisfactory to the indemnified party pursuant to which the indemnifying party unconditionally guarantees the payment and performance of any liability or obligation which may arise out of or in any way relating to such claim, liability or expense or the facts giving rise thereto. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

         8.07.    Indemnification by the GB&C Entities.

         The GB&C Entities and their successors agree to indemnify and hold harmless the Stockholders against all claims against any Stockholder arising from any personal guaranty set forth on Schedule 2.33, provided that the contract, lease or other agreement with respect to which such personal guaranty was executed is dated before the date hereof, and provided that, except as set forth on Schedule 8.07, the cause of action giving rise to a claim for indemnification under this Section 8.07 arose after the date of consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the rights of any Company Indemnified Parties under Article 8 hereof shall in no way be impaired by the foregoing indemnification. Indemnification under this Section
8.07 shall not be subject to the expiration  provisions and amount limitation of
Section 8.05.

ARTICLE IX.  REGISTRATION RIGHTS.

         9.01.    Definitions.

         As used in this Article IX, the following terms shall have the following meanings:

         "Advice" has the meaning set forth in Section 9.03.

         "Affiliate" means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

         "Commission" means the Securities and Exchange Commission.

         "Controlling Persons" has the meaning set forth in Section 9.05(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Holder" means (i) any Stockholder and (ii) each person (other than the Company and its Affiliates) to whom any Stockholder transfers Securities as provided in Section 9.07 hereof, if the person to whom such Securities are transferred acquires such Securities as Registrable Securities.

         "Lock-up Period" has the meaning set forth in Section 9.06.

         "Lock-up Request" has the meaning set forth in Section 9.06.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Registrable Securities" means the Securities; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Securities cease to be outstanding.

         "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Securities" means the shares of Company Common Stock issued to the Stockholders pursuant to this Agreement so long as they are owned beneficially and of record by a Holder.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Suspension Notice" has the meaning set forth in Section 9.03.

         "Suspension Period" has the meaning set forth in Section 9.03.

         9.02.    Resale Registration.

                   (a) Filing; Effectiveness. No later than October 15, 1996, the Company shall file a registration statement on Form S-3 (the "Resale Registration Statement") under the Securities Act covering the resale by such Holders of their Registrable Securities pursuant to Rule 415 under the Securities Act from time to time in transactions not involving any underwritten public offering and use its best efforts (i) to cause such Resale Registration Statement to be declared effective by the Commission for such Registrable Securities as soon as practicable thereafter and (ii) to keep the Resale Registration Statement continuously effective until the earliest of (x) the date on which such Holders no longer hold any Registrable Securities registered under the Resale Registration Statement or (y) the second anniversary of the Closing Date. The Company may at its option include the Registrable Securities of the Holders in any Registration Statement filed by the Company. The Company shall not be required to request that a registration statement requested pursuant to this Section 9.02 become effective prior to 90 days following the effective date of a registration statement initiated by the Company if any managing underwriter named in such registration statement has advised the Company in writing that the registration or sale of additional securities by stockholders of the Company within such 90-day period would have a material adverse effect on the likelihood of success of such underwritten offering; provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90- day period if the request pursuant to this Section 9.02 has been made prior to the expiration of such 90-day period. The Company may postpone the filing of any Registration Statement required hereunder for a reasonable period of time, not to exceed 60 days, if the Company has been advised by outside legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a Material Adverse Effect on the Company; provided, however, that the Company shall (A) use reasonable efforts to disclose such material transaction or other matter as soon as in its good faith judgment it is prudent to do so and (B) may so postpone such filing only if all other persons who are named as selling securityholders under then effective registration statements filed by the Company with the Commission and all directors of the Company are advised of the fact that a material transaction or other matter is not being disclosed during the length of such postponement and of the consequences of such nondisclosure under the Securities Act and the Exchange Act.

                  (b) Effective Registration. A registration will not be deemed to have been effected as a Resale Registration unless the Resale Registration Statement with respect thereto has been declared effective by the Commission; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Resale Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Resale Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Resale Registration Statement may legally resume.

         9.03.  Registration  Procedures.

         In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection therewith:

                  (a) The Company shall prepare and file with the Commission a Registration Statement on Form S-3 or other similar form under the Securities Act which permits secondary sales of securities in a "shelf registration," and use reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement;

                  (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus;

                  (c) The Company shall promptly furnish to any Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder;

                  (d) The Company shall, on or prior to the date on which a Registration Statement is declared effective, use reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder requests; provided, however, that the Company shall not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9.03(d) or (ii) to file any general consent to service of process;

                  (e) The Company shall promptly notify each Holder, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined below), the Company shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In the case of a Resale Registration Statement, each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 9.03(e)(v), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Resale Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 9.03(e) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will, or will request any broker-dealer acting as such Holder's agent or as an underwriter to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's or broker-dealer's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 9.03(e) (the "Suspension Period") exceed 60 days; and provided further that such Suspension Notice shall not be effective unless the Company has contemporaneously given an analogous notice to all other persons named as selling securityholders in then effective registration statements filed by the Company with the Commission and to the Company's directors. In the event that the Company shall give any Suspension Notice, the time periods for which a Resale Registration Statement is required to be kept effective pursuant to Section 9.02 hereof shall be extended by the number of days during the Suspension Period.

         9.04.  Registration  Expenses.

         The Company shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to Section 9.02 of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the Commission, any state securities commission or the Nasdaq
National Market. The Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by them.

         9.05.    Indemnification and Contribution.

                   (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and each person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable legal fees and expenses incurred by any Holder or any such Controlling Person documented in writing) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder specifically for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 9.05(a) to the extent that any such Damages were caused by the fact that such Holder sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if, (i) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

                  (b) Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its stockholders, directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished in writing to the Company by such selling Holder specifically for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such selling Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided by such selling Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 9.05 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         If  indemnification  is available  under  paragraph  (a) or (b) of this
Section 9.05, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 9.05(c).

         The Company and each Holder agrees that it would not be just or equitable if contribution pursuant to this Section 9.05(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.

         9.06.  Restrictions  on Sale.

         In the event of an underwritten public offering for the account of the Company, upon the written request (the "Lock-up Request") of the managing underwriter (or underwriters) of such offering, each Holder agrees not to effect any public sale or distribution of any securities similar to those being registered in such offering (other than pursuant to such offering), including, without limitation, through sales of Securities pursuant to a Resale Registration Statement, during the 14 days prior to, and during the 90-day period beginning on the effective date of the Registration Statement relating to such offering (the "Lock-up Period"); provided, however, that the Holders shall not be required to comply with such Lock-up Request unless the Company simultaneously demands analogous restrictions on sale and uses all reasonable efforts to obtain from all other persons who are contractually bound with the Company to comply with such Lock-up Requests and from the Company's directors. In the event of the delivery of a Lock-up Request, the time periods for which a Resale Registration Statement is required to be kept effective pursuant to
Section 9.02 hereof shall be extended by the number of days during the Lock-up Period.

         9.07.  Transfer of Registration  Rights.

         The registration  rights of the Stockholders and any Holders under this
Article IX may be transferred to any transferee of Registrable Securities that acquires at least 1,000 shares of Registrable Securities (appropriately adjusted for stock splits, stock dividends and the like). Each such transferee shall be deemed to be a "Holder" for purposes of this Article IX.

ARTICLE X.  NON-COMPETITION AGREEMENT.

         10.01.  Non-Competition  Agreement.

         Each of the Stockholders shall execute and deliver a Non-Competition Agreement in the form of Exhibit 10.01 attached hereto (the "Non- Competition Agreement"), whereby each of them agrees that during the period commencing on the date of the Closing and ending on the later of (a) the date which is three
(3) years after the date of the Closing or (b) the second anniversary of the date on which the relevant individual ceases to be an employee or consultant of DAKA or a GB&C Entity or any of their respective affiliates for any reason, he will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, franchiser, licensor, agent or consultant, or in any other capacity) any business organization other than the Company (or any affiliate of the Company) that is engaged in the current business of the GB&C Entities, including without limitation the manufacture, sale, franchising, marketing, licensing or distribution of bagels or coffee; except that each such individual may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one percent of the equity of such enterprise. Without implied limitation, the forgoing covenant shall include, to the extent permitted by applicable law, hiring or attempting to hire for or on behalf of any such competitor any officer or other employee of the Company, the GB&C Entities or any of their respective affiliates, encouraging any officer or other employee to terminate his or her relationship or employment with the Company, the GB&C Entities or any of their respective affiliates, soliciting for or on behalf of any such competitor any licensee, franchisee, supplier or other service provider of the Company, the GB&C Entities or any of their respective affiliates, and diverting to any Person (as hereinafter defined) any license, franchise, supply or other business opportunity of the Company, the GB&C Entities or any of their respective affiliates. As of the date of this Agreement, other than with respect to the GB&C Entities, no Stockholder is performing any consulting or other duties for, nor is a party to any similar agreement with, any business or venture competing with the Company, the GB&C Entities or any of their respective affiliates. For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization. For purposes of this Section 10.01, the term "affiliate" shall mean, as to any Person, (i) each direct or indirect subsidiary of such Person, (ii) each other Person of which such Person is a direct or indirect subsidiary, and (iii) each other direct or indirect subsidiary of such other Person.


ARTICLE XI.  MISCELLANEOUS.

         11.01.   Fees and Expenses.

                  (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of any of the GB&C Entities or the Stockholders relating in any way to the purchase and sale of the Shares hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of any of the GB&C Entities or the Stockholders, shall be charged to or paid or borne by any of the GB&C Entities or the Company.

                  (b) The Stockholders will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Shares to the Company as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the GB&C Entities.

         11.02.   Tax Accounting Matters and Tax Returns.

                  (a) The books of each of the GB&C Entities shall, consistent with Section 1362(e)(6)(D) of the Code, be closed effectively as of the day preceding the Closing Date and, accordingly, a separate and distinct accounting period of each of the GB&C Entities shall commence on the Closing Date.

                   (b) With respect to each applicable federal income tax return obligation of the GB&C Entities for the taxable year that includes the Closing Date, two tax returns shall be required for each of the GB&C Entities, one return covering each GB&C Entity's "S short year" (within the meaning of Section 1362(e)(1)(A) of the Code or the corresponding provision under applicable state law) and a second covering each GB&C Entity's "C short year" (within the meaning of Section 1362(e)(1)(B) of the Code); provided that all returns relating to periods after the "S short year" shall be subject to applicable federal consolidated return rules and regulations. State income tax returns will be filed in a consistent manner unless otherwise required by applicable state law.

                   (c) The Stockholders and the Company shall cooperate in the preparation and filing of all tax returns relating to each of the GB&C Entities' S and C short years. In particular, the Stockholders, the Company, and each of the GB&C Entities shall make available to each other, as reasonably requested, all information, records, or documents that shall be necessary for the preparation and filing of all tax returns for each of the GB&C Entities' S short years and C short years. The Stockholders, the GB&C Entities, and the Company shall also cooperate with each other in connection with information relating to the adjusted basis of GB&C assets and the stock of the GB&C Entities as of the date of the Closing.

                   (d) It is expressly provided herein that the tax returns for the S short years of the GB&C Entities shall not be filed with the applicable taxing authority without the written consent of Michael F. Zerbib and Jason R. Olivier, which consent shall not be unreasonably withheld.

                   (e) All information, records, and documents used in connection with the preparation of income tax returns of the GB&C Entities for the taxable year that includes the Closing Date shall be preserved and maintained until the expiration of any applicable statute of limitations.

                   (f) Each of the Company, the GB&C Entities, and the Stockholders shall, in connection with any tax returns filed by the any of the foregoing, report or reflect the acquisition by the Company of the stock of the GB&C Entities as reorganizations within the meaning of Section 368 of the Code. For this purpose, in the event requested by the Company, the Stockholders shall furnish (i) certificates reflecting, as of the Closing Date, the absence of any plan or intention to dispose of more than fifty percent (50%) of the aggregate shares of DAKA Common Stock receivable by the Stockholders pursuant to this Agreement, and (ii) such other representations that the Company may reasonably request to establish the status of such acquisitions as reorganizations under
Section 368 of the Code.

         11.03.   Governing Law.

         This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions.

         11.04.  Notices.

         Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO THE COMPANY:                DAKA International, Inc.
                               One Corporate Place
                               55 Ferncroft Road
                               Danvers, MA 01923-4001
                         Attn: Charles W. Redepenning, Jr.

With a copy to:                Goodwin, Procter & Hoar
                               Exchange Place
                               Boston, MA 02109
                         Attn: Ettore A. Santucci, P.C.
                         Facsimile: (617) 523-1231

TO THE GB&C ENTITIES:         The Great Bagel & Coffee Co.
                              125 West Genini Drive
                              Suite E 4/5
                              Temple, AZ 85283
                              Attn: Jason Olivier

With a copy to:               Goodwin, Procter & Hoar
                              Exchange Place
                              Boston, MA 02109
                        Attn: Ettore A. Santucci, P.C.
                        Facsimile: (617) 523-1231

TO ANY STOCKHOLDER:           Michael F. Zerbib
                              3216 N. 3rd Street
                              Phoenix, AZ 85012

With a copy to:               Snell & Wilmer LLP
                              One Arizona Center
                              400 E. VanBuren, 10th Floor
                              Phoenix, AZ  85004-0001
                              Attn:  Terry Morris Roman
                              Facsimile:  (602) 382-6070

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         11.05.  Entire Agreement.

         This Agreement, including the Schedules and exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or exhibits or in such other writings.

         11.06. Assignability.

         This Agreement shall be assignable by the Company prior to the Closing to a subsidiary of the Company although no such assignment shall relieve the Company of any liabilities or obligations under this Agreement. This Agreement shall not otherwise be assignable by the Company without the prior written consent of Stockholders owning a majority of the Shares or (except as otherwise permitted by Section 9.07 hereof) by any Stockholder without prior written consent of the Company. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         11.07.  Captions  and Gender.

         The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         11.08.   Execution in Counterparts.

         For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         11.09.  Amendments;  Waivers.

         This Agreement may not be amended or modified except by a writing duly and validly executed by each Stockholder and the Company. Any party hereto may waive any covenant or condition intended for its benefit in its discretion, but delay on the party of any party in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty, or any failure to perform or comply with any covenant or agreement, contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or failure is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy, breach or failure.

         11.10.  Publicity and  Disclosures.

         Until the Closing Date, so long as this Agreement is in effect, none of the parties hereto nor any of their respective stockholders, subsidiaries, affiliates, officers, directors or employees shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, except to the extent disclosure is required by any applicable law or regulation or by any court or authorized administrative or governmental agency.

         11.11.  Specific  Performance.

         The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the GB&C Entities, the Stockholders or the Company and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the GB&C Entities, the Stockholders or the Company, and the Company or the Stockholders, as the non-breaching party, does not elect to terminate under Article VII, the non-breaching party shall be entitled, in addition to any other remedies which such party may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to such party.

         11.12.  Severability.

         The parties agree that, in the event that any provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, the provision in question shall be construed so as to be lawful and the remaining provisions of this Agreement shall remain in full force and effect.

                 SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT
                              DATED MARCH __, 1996


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                               DAKA INTERNATIONAL, INC.


                               By:    /s/ Charles W. Redepenning, Jr.
                               --------------------------------------
                                      Charles W. Redepenning, Jr.
                                      Senior Vice President and General Counsel

                               THE GREAT BAGEL AND COFFEE
                               FRANCHISING CORP.


                               By:    /s/ Jason R. Olivier
                               ---------------------------




                               GBC CREDIT COMPANY


                               By:    /s/ Jason R. Olivier
                               ---------------------------




                               GEMINI PRODUCTION FACILITY, INC.


                               By:    /s/ Jason R. Olivier
                               ---------------------------




                               THE GREAT BAGEL AND COFFEE COMPANY


                               By:    /s/ Jason R. Olivier
                               ---------------------------

                 SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT
                            DATED _________ __, 1996




                                 /s/ Mark C. Gordon
                                 ------------------
                                 Mark C. Gordon



                                /s/ Brian H. Loeb
                                -----------------
                                Brian H. Loeb



                                /s/ Jason R. Olivier
                                --------------------
                                Jason R. Olivier



                                /s/ Michael F. Zerbib
                                ---------------------
                                Michael F. Zerbib



                                /s/ Nicholas D. Zerbib
                                ----------------------
                                Nicholas D. Zerbib



                                /s/ Thierry E. Zerbib
                                ---------------------
                                Thierry E. Zerbib